    As filed with the Securities and Exchange Commission on December 20, 2000

                                                           Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         MARTEK BIOSCIENCES CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
--------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   52-1399362
--------------------------------------------------------------------------------
                      (I.R.S. employer identification no.)

                   6480 DOBBIN ROAD, COLUMBIA, MARYLAND 21045
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip code)


        MARTEK BIOSCIENCES CORPORATION 1997 STOCK OPTION PLAN, AS AMENDED
        -----------------------------------------------------------------

                                  PETER L. BUZY
                         MARTEK BIOSCIENCES CORPORATION
                                6480 DOBBIN ROAD
                            COLUMBIA, MARYLAND 21045
                      ------------------------------------
                     (Name and address of agent for service)

                                 (410) 740-0081
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                                MICHAEL J. SILVER
                             HOGAN & HARTSON L.L.P.
                            111 SOUTH CALVERT STREET
                            BALTIMORE, MARYLAND 21202
                                 (410) 659-2741

                         CALCULATION OF REGISTRATION FEE

 ================================================================================================
                                           Proposed        Proposed maximum
                                       maximum offering        aggregate          Amount of
 Title of securities   Amount to be        price per           offering          registration
  to be registered     registered(1)       share(1)            price(1)             fee(1)
 ------------------------------------------------------------------------------------------------
  Stock Options and
  Common Stock, par
   value $.10 per
      share (2)         1,000,000          $14.65625       $14,656,250.00         $3,870.00
 ================================================================================================


(1) Pursuant to Rule 457(h)(1), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the bid and ask price of $14.65625 per share of Martek Biosciences Corporation common stock on December 15, 2000 as reported on the NASDAQ National Market.

(2) Includes Series A Preferred Share Purchase Rights attached thereto, for which no separate fee is payable pursuant to Rule 457(i).

              In accordance with Section E of the General Instructions to Form S-8, the contents of Form S-8, Registration No. 333-27671, filed by Martek Biosciences Corporation with the Securities and Exchange Commission on May 22, 1997, are incorporated herein by reference for the registration of 1,000,000 additional shares of common stock issuable pursuant to the Martek Biosciences Corporation 1997 Stock Option Plan, as amended.

                                  EXHIBIT INDEX

Exhibit
Number                              Description
------                              -----------
5.01                 Opinion regarding the legality of the shares of Common Stock being registered

10.01                Amendment to the 1997 Stock Option Plan

23.01                Consent of Ernst & Young LLP

23.02                Consent of Hogan & Hartson L.L.P. (contained in Exhibit 5.01)

24                   Power of Attorney (contained on signature page)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Howard, Maryland, on December 20, 2000.

                                                Martek Biosciences Corporation

                                                By:       /s/ Henry Linsert, Jr.
                                                    ----------------------------
                                                    Henry Linsert, Jr.
                                                    Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

We, the undersigned officers and directors of Martek Biosciences Corporation, hereby severally and individually constitute and appoint Henry Linsert, Jr., Peter L. Buzy and Michael J. Silver, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8, and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendment and amendments.

Date: December 20, 2000                     /s/  Henry Linsert, Jr.
                                            ------------------------------------------------
                                            Henry Linsert, Jr.
                                            Chief Executive Officer and Director
                                            (Principal Executive Officer)


Date: December 20, 2000                     /s/  Peter L. Buzy
                                            ------------------------------------------------
                                            Peter L. Buzy
                                            (Chief Financial and Accounting Officer)


Date: December 20, 2000                     /s/  Jules Blake
                                            ------------------------------------------------
                                            Jules Blake
                                            Director


Date: December 20, 2000                     /s/  Gordon S. Macklin
                                            ------------------------------------------------
                                            Gordon S. Macklin
                                            Director

Date: December 20, 2000                     /s/  Ann L. Johnson
                                            ------------------------------------------------
                                            Ann L. Johnson
                                            Director


Date: December 20, 2000                     /s/  Douglas J. MacMaster, Jr.
                                            ------------------------------------------------
                                            Douglas J. MacMaster, Jr.
                                            Director


Date: December 20, 2000                     /s/  John H. Mahar
                                            ------------------------------------------------
                                            John H. Mahar
                                            Director


Date: December 20, 2000                     /s/  Sandra Panem
                                            ------------------------------------------------
                                            Sandra Panem
                                            Director


Date: December 20, 2000                     /s/  Richard J. Radmer
                                            ------------------------------------------------
                                            Richard J. Radmer
                                            Director


Date: December 20, 2000                     /s/  Eugene H. Rotberg
                                            ------------------------------------------------
                                            Eugene H. Rotberg
                                            Director


Date: December 20, 2000                     /s/  William D. Smart
                                            ------------------------------------------------
                                            William D. Smart
                                            Director